EXHIBIT 10.3

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
SUPPLEMENT NO 1

Target Offering: 15,000,000 Shares of
COMMON STOCK
$6,000,000 at $0.40 per Share

We are providing this Confidential Supplement (“Supplement”) to potential investors to update information contained in our Confidential Private Placement Memorandum (the “PPM”) dated December 7, 2005, which describes the private offering of our common shares. Except as otherwise noted, all terms and provisions of the PPM are in full force and effect and all terms shall maintain the meaning given to them in the PPM.

This Supplement updates information contained in the PPM and should be read together with the PPM. The purpose of this Supplement is to notify prospective investors (1) of an increase in the maximum amount of the offering by an additional 7,500,000 Shares of Common Stock ($3,000,000) for maximum total of 15,000,000 shares of Common Stock ($6,000,000); and (2) that this Offering shall terminate on February 28, 2006. Since the date of the original PPM, there are no other material updates.

This Supplement should be read in its entirety, and should be read in conjunction with, not in lieu, of the PPM. Any statement in the PPM, including statements in exhibits, will be deemed to be modified and superceded to the extent discussed in this Supplement.

Investing in the common stock is speculative and involves a high degree of risk. You should not invest in the common stock unless you are in a position to lose the entire amount of your investment. See “RISK FACTORS,” from our Annual Report on Form 10-KSB (the “Form 10-KSB”), filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2005, and our Quarterly Report on Form 10-QSB for the period ended October 2, 2005 (the “3Q05 10-QSB”), filed with the SEC on November 16, 2005 (collectively, the Form 10-KBS and the 3Q05 10-QSB, and all other public filings with the SEC are referred to hereinafter as the “Public Filings”), and are incorporated herein by reference. This offering is not complete without reviewing the information presented in these documents. You can review these documents free of charge at the SEC website, www.SEC.gov.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD SOLELY WITHIN THE UNITED STATES EXCLUSIVELY TO ACCREDITED INVESTORS (AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT) IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

THIS MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The common stock of the Company (the “Common Stock) is listed on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “PRNW”. The closing price for the Common Stock on the OTCBB on February 6, 2005 was $0.73. The price of the Offered Shares will be Forty Cents ($0.40) per share.

The date of this Supplement is February 7, 2005.

PROCERA NETWORKS, INC.

15,000,000 Shares of Common Stock
($6,000,000)

Summary of the Offering

The following is a summary of certain aspects of this Amendment to the Memorandum. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Amendment and the Memorandum, including the exhibits hereto, and the description of any document is qualified in its entirety by the terms of such document.

Issuer:	PROCERA NETWORKS, INC., a Nevada corporation (the “Company”).
Securities Offered:
Up to 15,000,000 Shares of ($6,000,000) Common stock of Procera (the “Offered Shares”). The Offered Shares will have certain registration rights as more fully described in the Registration Rights Agreement. Except as set forth in such Agreement, Procera will have no other obligation to register the Offered Shares.

Offering Price:	Forty Cents ($0.40) per Share of Common Stock (the “Offering Price”).
Common Stock Outstanding	Amount Prior to the Offering:
30,780,317 shares of Common Stock (1)
Amount After Maximum Offering:
45,780,317 shares of Common Stock (assuming maximum amount of 15,000,000 shares are sold) (1) (2)
(1) Excludes 7,500,000 shares of our common stock reserved for issuance under our two stock option plans under,

(2) which options to acquire approximately 3,856,000 shares of our common stock were issued and remain outstanding, and 3,644,000 remain available for issuance as of February 7, 2006. An additional 150,000 options were granted outside of the Company’s stock option plans. This also excludes 7,121,910 shares of Common Stock reserved for issuance upon the exercise of warrants issued prior to this Offering.

(3) Excludes up to 1,500,000 shares of common stock issuable upon the exercise of warrants that we will be issued to the Placement Agent if the maximum amount of 15,000,000 Shares are sold in this offering.

Closing Date:	The Company anticipates closing the Offering on February 28, 2006.